Exhibit 99.1

American Spectrum Realty – Receives Letter from the NYSE MKT that it has Determined to Initiate Delisting Proceedings

HOUSTON--(BUSINESS WIRE)--February 25, 2015--American Spectrum Realty, Inc. (NYSE/MKT: AQQ) – a real estate investment management and leasing company – today announced that it has received a letter indicating that the staff of NYSE Regulation, Inc. has determined to commence proceedings to delist the Company’s common stock from the NYSE MKT LLC. Trading in the Company’s common stock has been halted on a continuous basis since NYSE Regulation initiated a trading halt on April 15, 2014. Trading in the Company’s common stock was immediately suspended intra-day on February 19, 2015. As determined by NYSE Regulation, the suspension is the result of:

  the Company’s inability to complete its outstanding SEC filings, per Sections 134 and 1101 of the NYSE MKT Company Guide;
  the financial condition of the Company, which is so impaired that it appears questionable, in the opinion of the NYSE MKT, as to whether the Company will be able to continue operations and/or meet its obligations as they mature, per Section 1003(a)(iv) of the Company Guide; and
  the Company’s failure to timely disclose corporate events per Section 1003(d) of the Company Guide.

As previously disclosed on November 14, 2014 and January 8, 2015, the Company had submitted plans to the NYSE MKT outlining steps to regain compliance with the requirements of the Company Guide and the NYSE MKT had granted the Company a period through February 19, 2016 for the Company to regain compliance as outlined in its plans of compliance, so long as the Company made progress consistent with such plans. However, due to the financial condition of the Company, the Company was unable to make progress consistent with such plans, and accordingly, the Board has determined it to be in the best interest of the Company and its shareholders to not appeal NYSE Regulation’s delisting determination.

Currently, the Company’s shares of common stock are quoted on the Pink Sheets, LLCunder the symbol “AQQS”.

ABOUT AMERICAN SPECTRUM REALTY, INC.

American Spectrum Realty, Inc. is a real estate investment company that owns, through an operating partnership, interests in office, industrial/commercial, retail, self-storage, retail, multi-family properties and undeveloped land throughout the United States. American Spectrum Management Group, Inc., a wholly-owned subsidiary of the Company, manages and leases all properties owned by American Spectrum Realty, Inc. as well as for third-party clients, totaling 7 million square feet in multiple states. Website: www.asrmanagement.com

FORWARD LOOKING STATEMENTS

The Company’s statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, intentions and expectations, are generally identifiable by use of the words "expect," "project," "may," "will," "should," "could," "would," "intend," "plan," "propose," "anticipate," "estimate," "believe," "continue," "predict," "potential," or the negative of such terms and other comparable terminology. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Such risks and uncertainties are disclosed in the Company's past and current filings with the U.S. Securities and Exchange Commission.

CONTACT:
American Spectrum Realty, Inc.
Jay Carden, 713-706-6200
Chairman of the Board, President
and Chief Executive Officer